UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2004

PFF BANCORP, INC. (Exact name of registrant as specified in its charter)

Delaware	0-27404	95-4561623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 South Garey Avenue Pomona, CA (Address of principal executive offices)		91766 (Zip Code)

Registrant's telephone number, including area code: (909) 623-2323

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01            Entry into a Material Definitive Agreement.

On September 30, 2004, PFF Bancorp, Inc. (the "Company") completed a private placement of $30.0 million of trust preferred securities, through a newly formed Delaware trust affiliate, PFF Bancorp Capital Trust I (the "Trust"), as part of a pooled transaction with several other financial institutions.  As part of this transaction, the Company issued an aggregate principal amount of $30,928,000 of floating rate junior subordinated debt securities to the Trust, which debt securities bear an initial interest rate of 4.21% until November 22, 2004, and after that which will be reset quarterly at 3-month LIBOR plus 2.20%.  The debt securities were issued pursuant to the terms on an Indenture dated as of September 30, 2004, between the Company, as Issuer, and Wilmington Trust Company, as Trustee.

The debt securities obligate the Company to pay interest on their principal sum quarterly in arrears on February 23, May 23, August 23 and November 23 of each year.  So long as an "Event of Default" has not occurred and is continuing under the Indenture, the Company has the right to defer payments of interest on the debt securities by extending the interest payment period on the debt securities for up to 20 consecutive quarterly periods.  The debt securities mature on November 23, 2034, but may be redeemed by the Company, in whole or in part, beginning on November 23, 2009, on any interest payment date.  The debt securities may also be redeemed by the Company in whole, but not in part, within 120 days of the occurrence of certain special redemption events as defined in the Indenture.  Special redemption events relate to the regulatory capital treatment of the issuance, the Trust being deemed an investment company and the occurrence of certain tax events.  A form of debt security and the Indenture are filed herewith as Exhibits 4.1 and 10.13, respectively.

The debt securities are the sole assets of the Trust.  The Trust issued an aggregate principal amount of $30,000,000 of capital securities with a floating interest rate corresponding to that of the debt securities to an unaffiliated pooled investment vehicle.  The payments of distributions on and redemption or liquidation of the capital securities issued by the Trust are guaranteed by the Company pursuant to a Guarantee Agreement dated as of September 30, 2004, executed and delivered by the Company and Wilmington Trust Company, the Guarantee Trustee, for the benefit of the holders of the capital securities.  The Guarantee Agreement is filed herewith as Exhibit 10.14.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The debt securities issued by the Company on September 30, 2004 to the Trust, as described in Item 1.01, shall be accounted for by the Company as long-term borrowings on its consolidated balance sheet.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description
4.1	Form of Floating Rate Junior Subordinated Debt Security issued by PFF Bancorp, Inc. due 2034, (included as Exhibit A to Exhibit 10.13).

10.13	Indenture by and between PFF Bancorp, Inc., as Issuer, and Wilmington Trust Company, as Trustee, dated September 30, 2004 for Floating Rate Junior Subordinated Debt Securities.

10.14	Guarantee Agreement executed and delivered by PFF Bancorp, Inc. and Wilmington Trust Company for the benefit of the Holders from time to time of the Capital Securities of PFF Bancorp Capital Trust I.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFF BANCORP, INC.

	By:	/s/ Gregory C. Talbott
Gregory C. Talbott Executive Vice President and Chief Financial Officer
Date: October 6, 2004